EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                              (AS OF MARCH 7, 1997)



                                                 STATE OF
NAME                                           INCORPORATION

The German American Bank                          Indiana
GAB Mortgage Corp                                 Indiana
German American Holdings Corporation              Indiana
Community Trust Bank                              Indiana
First State Bank, Southwest Indiana               Indiana
The Peoples National Bank and Trust Company
    of Washington                                 Indiana
Peoples Investment Center, Inc.                   Indiana